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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 16, 2000, except for Note 14 as to which the date is September 8, 2000, relating to the financial statements and financial statement schedule of Simplex Solutions, Inc. and its subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

San Jose, California
September 8, 2000